UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2016, Agios Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that Andrew Hirsch will join the Company as chief financial officer, effective September 19, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Hirsch has more than 20 years of experience in a range of strategic and operating roles in the biotech sector, most recently having served as president and chief executive officer of BIND Therapeutics, Inc., a biotechnology company, from March 2015 until August 2016. Prior to being named president and chief executive officer at BIND, Mr. Hirsch held several other leadership positions at the company, including chief operating officer from February 2014 to March 2015, and chief financial officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was chief financial officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation. From 2002 to 2011 Mr. Hirsch held roles of increasing responsibility at Biogen Idec, a biotechnology company, including vice president of Corporate Strategy and M&A and program executive for the Tecfidera development team. He holds a Masters of Business Administration from the Tuck School at Dartmouth College and a Bachelor of Arts in Economics from the University of Pennsylvania.

In connection with his appointment, the Company entered into an employee offer letter agreement with Mr. Hirsch, effective August 11, 2016 (the “Offer Letter”), providing for the terms of his employment, including (i) an annual base salary of $440,000; (ii) an annual target bonus equal to 40% of his base salary, which bonus will not be pro-rated for 2016; (iii) a one-time grant of an option to purchase 125,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, which shall vest as to 25% of the underlying shares on September 19, 2017 and as to the remaining shares on a monthly basis thereafter; (iv) a one-time grant of 15,000 performance share units, each unit representing a contingent right to receive one share of the Company’s common stock upon the achievement of a specified performance milestone; and (v) severance benefits in accordance with the Company’s Severance Benefits Plan. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 99.2.

On August 15, 2016, Glenn Goddard notified the Company of his intention to resign as Senior Vice President, Finance, principal financial officer and principal accounting officer of the Company, effective September 30, 2016, in order to pursue other opportunities.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on August 16, 2016.

99.2	Employment offer letter agreement between Agios Pharmaceuticals, Inc. and Andrew Hirsch, effective August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: August 16, 2016	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on August 16, 2016.

99.2	Employment offer letter agreement between Agios Pharmaceuticals, Inc. and Andrew Hirsch, effective August 11, 2016.